UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 2, 2016, the Company terminated and paid all remaining obligations due under the Company’s Amended and Restated Loan and Security Agreement (the “Revolving Credit Facility”) with Siena Lending Group, LLC and its affiliates (“Siena”), including approximately $0.8 million in early termination fees and other earned amounts. The Revolving Credit Facility and all outstanding obligations, mortgages, liens and other collateral rights related thereto were terminated upon such payment. The key terms of the Revolving Credit Facility and the amendments to the Revolving Credit Facility were disclosed on the Company’s Current Reports on Form 8-K, dated October 30, 2015, as filed with the Securities and Exchange Commission on November 3, 2015, dated February 25, 2016, as filed with the Securities and Exchange Commission on March 2, 2016, and dated August 16, 2016, as filed with the Securities and Exchange Commission on August 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2016	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary